Exhibit 10.1

TIBCO SOFTWARE INC.

2008 EQUITY INCENTIVE PLAN

(March 2, 2011 Restatement)

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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TIBCO SOFTWARE INC.

2008 EQUITY INCENTIVE PLAN

(March 2, 2011 Restatement)

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, and Restricted Stock Units. The Plan was originally effective as of August 1, 2008, upon approval by an affirmative vote of the holders of a majority of the Shares that were present in person or by proxy and entitled to vote at the 2008 Annual Meeting of Stockholders of the Company. The Plan was subsequently amended and restated effective as of February 26, 2010, upon approval by an affirmative vote of the holders of a majority of the Shares that were present in person or by proxy and entitled to vote at the 2010 Annual Meeting of Stockholders of the Company. This amended and restated Plan is effective as of March 2, 2011.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company, its Subsidiaries and its Affiliates, (b) consultants who provide services to the Company, its Subsidiaries and Affiliates and (c) Non-Employee Directors. The Plan is also designed to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. The Plan is intended to replace the TIBCO Prior Plans.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Award” means, individually or collectively, a grant of Options, SARs, Restricted Stock, RSUs, Other Stock-Based Awards or Other Cash-Based Awards pursuant to the Plan.

2.4 “Award Agreement” means the written agreement, notice, or other instrument or document setting forth the terms and conditions applicable to each Award granted pursuant to the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” shall have the meaning set forth in the Participant’s employment or other agreement with the Company or any Subsidiary provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall have the meaning set forth in the applicable Award Agreement.

2.7 “Change of Control” means (i) a sale of all or substantially all of the Company’s assets, (ii) any merger consolidation, or other business combination transaction of the Company with or into another corporation, entity, or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, (iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board, or (v) a dissolution or liquidation of the Company.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any successor legislation or regulation amending, supplementing or superseding such section or regulation.

2.9 “Committee” means the Compensation Committee of the Board or a subcommittee thereof or such other committee as may be designated by the Board to administer the Plan.

2.10 “Company” means TIBCO Software Inc., a Delaware corporation, or any successor thereto.

2.11 “Consultant” means any consultant, independent contractor, advisor, or other person who provides services to the Company, its Subsidiaries or Affiliates, but who is neither an Employee nor a Director.

2.12 “Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code.

2.13 “Director” means any individual who is a member of the Board of Directors of the Company.

2.14 “Disability” means a permanent disability in accordance with a policy or policies established by the Company from time to time.

2.15 “Employee” means any employee of the Company or of a Subsidiary, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.16 “Exchange Program” means a program established by the Committee under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 4.4, or (ii) transfer or other disposition permitted under Section 10.10.

2.17 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.18 “Fair Market Value” means the closing per share selling price for Shares for the date of grant on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported; if the Shares are not listed for trading on a national securities exchange, the fair market value of Shares shall be determined in good faith by the Committee. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.19 “First Option” shall have the meaning set forth in Section 5.8(ii).

2.20 “Fiscal Year” means the fiscal year of the Company.

2.21 “Grant Date” means, with respect to an Award, the date that the Award was granted. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

2.22 “Incentive Stock Option” means an Option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.23 “Inside Director” means a Director who is an Employee.

2.24 “Non-Employee Director” means a Director who is not an employee of the Company, any Subsidiary or any Affiliate.

2.25 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.26 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.27 “Other Cash-Based Award” means a cash-based Award granted to a Participant under Section 9.1 hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

2.28 “Other Stock-Based Award” means an Award granted to a Participant pursuant to Section 9.1 hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, each of which maybe subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

2.29 “Participant” means an Employee, Non-Employee Director, or Consultant who has an outstanding Award.

2.30 “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets(gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses;(ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes;(xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) intellectual property (e.g., patents); (xviii) product development; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and(xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals may be determined either in accordance with generally accepted accounting principles (“GAAP”) or on a non-GAAP basis and shall be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Awards issued to persons who are not Covered Employees may take into account any other factors deemed appropriate by the Committee.

2.31 “Performance Period” means the period selected by the Committee during which the performance of the Company or any Subsidiary, division or strategic business unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

2.32 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee.

2.33 “Plan” means the TIBCO Software Inc. 2008 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.34 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.35 “Restricted Stock Unit” or “RSU” means an Award granted to a Participant pursuant to Section 8.

2.36 “Retirement” means, in the case of a Non-Employee Director or an Employee a Termination of Service occurring in accordance with a policy or policies established by the Company from time to time, provided, however that with respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.37 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.38 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.39 “Shares” means the shares of common stock of the Company.

2.40 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.41 “Subsequent Option” shall have the meaning set forth in Section 5.8(iii).

2.42 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.43 “Tax Obligations” means income tax and social insurance contribution, payroll tax, payment on account, or other tax-related withholding obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, national, state, foreign and local taxes (including the Participant’s FICA obligation) that are required to be withheld by the Company or the employing Affiliate or Subsidiary, (b) the Participant’s and, to the extent required by the Company (or the employing Affiliate or Subsidiary), the Company’s (or the employing Affiliate or Subsidiary’s) fringe benefit tax liability, if any, associated with the grant, vesting, exercise or sale of Shares, and (c) any other Company (or employing Affiliate or Subsidiary) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (including the exercise thereof or issuance of Shares thereunder).

2.44 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or a Subsidiary or Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or a Subsidiary or Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or a Subsidiary or Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary or Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or a Subsidiary or Affiliate; and (c) in the case of a Non-Employee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board. For the purpose of administering the Plan, Termination of Service shall be deemed to occur when an Employee is no longer actively employed by the Company or a Subsidiary or Affiliate and will not be extended by any notice of termination period or leave period if the Employee is not actively rendering services during said period.

2.45 “TIBCO Prior Plans” means the Company’s 1996 Stock Option Plan, as amended and restated, and the Company’s 1998 Director Option Plan, as amended and restated.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Non-Employee Directors and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Non-Employee Directors and Consultants who are foreign nationals or employed outside of the United States, (e) adopt rules and guidelines for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules and guidelines. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company.

3.3 Delegation by the Committee. The Committee, on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company. Notwithstanding the foregoing, with respect to Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not delegate its authority and powers with respect to such Awards if such delegation would cause the Awards to fail to so qualify. The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee, but only with respect to Participants who are not Section 16 Persons.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

3.5 Restrictions and Legends. The Committee may impose such restrictions on any Shares delivered pursuant to the Plan as it may deem advisable, including, but not limited to, restrictions on transfer or restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.4, the total number of Shares available for issuance under the Plan shall not exceed 24,000,000. Awards granted under the TIBCO Prior Plans during the period commencing on April 17, 2008 and ending on July 31, 2008, shall be deducted from the total number of Shares available for issuance under the Plan.

4.2 Full Value Awards. Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards granted on or after the date of the Company’s 2010 Annual Meeting of Stockholders shall be counted against the numerical limits of Section 4.1 as 1.81 Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award granted on or after the date of the Company’s 2010 Annual Meeting of Stockholders are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 4.3, 1.81 times the number of Shares so forfeited or repurchased shall return to the Plan and shall again become available for issuance.

4.3 Lapsed Awards. If an Award or an award under either of the TIBCO Prior Plans is settled in cash, or is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award or award under the Plan. Shares withheld in satisfaction of Tax Obligations pursuant to Section 12.2 as well as the Shares that represent payment of the Exercise Price shall cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units or Other Stock-Based Awards are repurchased by the Company or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in a reduction of the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 4.4, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 4.1, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 4.3.

4.4 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares that may be delivered under the Plan, the number, class, and price of Shares (or other property or cash) subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1 and 9.2. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. An Option represents the right to purchase a Share at an Exercise Price. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Non-Employee Directors and Consultants at any time and from time to time as determined by the Committee. The Committee shall determine the number of Shares subject to each Award, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than a total of 2,000,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted Options (and/or SARs) to purchase up to a total of an additional 2,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. All Options shall be evidenced by an Award Agreement that shall specify the Exercise Price, the date on which the Options will become exercisable, the expiration date of the Options, the number of Shares, any conditions to exercise the Options, and such other terms and conditions as the Committee shall determine. The Award Agreement shall also specify whether the Options are intended to be Incentive Stock Options or a Nonqualified Stock Options.

5.3 Exercise Price.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be determined by the Committee, but shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Section 5.3.2, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer (or parent company or affiliated company of such former employer). If such substitute Options are granted, the Committee consistent with Section 424(a) of the Code, may determine that each such substitute Options shall have an Exercise Price less than one hundred percent (100%) of the Fair Market Value on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement; or

(b) The expiration of seven (7) years from the Grant Date.

5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee may provide that his or her Options shall be exercisable for up to twelve (12) months after the date of death.

5.4.3 Committee Discretion. Subject to the seven and eight-year limits of Sections 5.4.1 and 5.4.2, the Committee (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.7.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine. After an Option is granted, the Committee may accelerate the exercisability of the Option.

5.6 Payment. Options shall be exercised by the Participant giving notice and following such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time.

The Exercise Price shall be payable to the Company in full (a) in cash or its equivalent, or (b) subject to the terms of the applicable Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (c) by any other means which the Committee determines to both provide legal consideration for the Shares and set forth in the applicable Award Agreement, and to be consistent with the purposes of the Plan.

5.7 Certain Additional Provisions for Incentive Stock Options.

5.7.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.7.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).

5.7.3 Employees Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.7.4 Expiration. No Incentive Stock Option may be exercised after the expiration of seven (7) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. A SAR represents the right with respect to a Share to receive a payment, in cash, Shares, or both (as determined by the Committee), with a value equal to the excess of Fair Market Value on the date of exercise (or, if so specified in the Award Agreement, on the date immediately preceding the date of exercise) over the Award’s Grant Price. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Non-Employee Directors and Consultants at any time and from time to time as shall be determined by the Committee.

6.1.1 Number of Shares. The Committee shall determine the number of SARs, if any, granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of 2,000,000 Shares. Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted SARs (and/or Options) covering up to a total of an additional 2,000,000 Shares.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee but shall not be less than one hundred percent (100%) of the Fair Market Value on the Grant Date. After a SAR is granted, the Committee may accelerate the exercisability of the SAR.

6.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee shall determine.

6.3 Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Committee and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Restricted Stock are Shares that are awarded to a Participant and that during the Restricted Period are forfeitable to the Company upon such conditions as set forth in the applicable Award Agreement. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Non-Employee Directors and Consultants as the Committee shall determine. The Committee shall determine the number of Shares, if any, to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 700,000 Shares of Restricted Stock (and/or Restricted Stock Units). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 700,000 Shares of Restricted Stock (and/or Restricted Stock Units).

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee shall determine. After an Award of Restricted Stock has been made, the Committee may waive all or any part of the applicable Period of Restriction.

7.3 Other Restrictions. The Committee may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.3.

7.3.1 General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and its Subsidiaries, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee.

7.3.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement. The Company may require such dividends or other distributions be deposited with the Company until such time as the restrictions on transferability of the corresponding Shares of Restricted Stock lapse.

SECTION 8

RESTRICTED STOCK UNITS

8.1 Grant of RSUs. Restricted Stock Units represent the right to receive Shares, cash, or both (as determined by the Committee) upon satisfaction of such conditions as set forth in the applicable Award agreement. Restricted Stock Units may be granted to Employees, Non-Employee Directors and Consultants at any time and from time to time, as shall be determined by the Committee. The Committee shall determine the number of Restricted Stock Units, if any, granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 700,000 Restricted Stock Units (and/or Shares of Restricted Stock). Notwithstanding the foregoing, during the Fiscal Year in which a Participant first becomes an Employee, he or she may be granted up to a total of an additional 700,000 Restricted Stock Units (and/or Shares of Restricted Stock).

8.2 RSU Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions and/or performance objectives, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee shall determine. After an Award of Restricted Stock Units has been granted, the Committee may waive any vesting or performance conditions. Except as provided in the applicable Award agreement, a Participant shall have with respect to such Restricted Stock Units none of the rights of a holder of Shares unless and until Shares are actually delivered in satisfaction of such Restricted Stock Units.

8.3 Section 162(m) Performance Objectives. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee may determine that the performance objectives applicable to Restricted Stock Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

SECTION 9

OTHER STOCK-BASED OR CASH-BASED AWARDS

9.1 Grant of Other Stock-Based or Cash-Based Awards. The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and Performance Periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 9.1 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, or other property, as the Committee shall determine, subject to any required corporate action.

9.2 General Restrictions. With respect to a Participant, (i) the maximum value of the Other Cash-Based Awards that may be granted to any Participant during any Fiscal Year is $10,000,000, and (ii) the maximum number of Shares that any Participant may be granted during any Fiscal Year with respect to Other Stock-Based Awards is 2,000,000 Shares. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code. Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any grantee who is not a Covered Employee, increased by the Committee based on such factors as the Committee deems appropriate.

SECTION 10

GENERAL PROVISIONS

10.1 Impact of Change of Control on Options, SARs, Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock-Based Awards. Notwithstanding any other provision of the Plan or the terms of any Award of Options, SARs, Restricted Stock, RSUs and Other Stock-Based

Awards, upon a Change of Control, in the event that Awards of Options, SARs, Restricted Stock, RSUs and Other Stock-Based Awards are not assumed by the successor corporation or its parent or a subsidiary pursuant to Section 10.3 below, then (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control shall become fully vested and exercisable, (b) Restricted Stock Awards and Restricted Stock Unit Awards shall become fully vested and free of any restrictions (including, without limitation, any performance vesting criteria), and (c) the restrictions and other conditions applicable to any Other Stock-Based Awards or any other Awards shall lapse, and such Other Stock-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested in full or part and transferable to the full extent of the original grant, subject in each case to any terms and conditions, if any, contained in the Award Agreement evidencing such Award, including but not limited to a condition that such treatment will apply only if the Participant remains employed on the effective date of the Change of Control or has incurred an involuntary termination of employment without cause on account of the Change of Control, as determined by the Committee in its sole discretion, within a period of up to 3 months prior to the effective date of the Change of Control. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control, each outstanding Award shall be fully vested and terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to any such Award of Restricted Stock, RSU and Other Stock-Based Awards, an amount equal to the Fair Market Value immediately prior to the occurrence of such Change of Control, or with respect to any such Award of Options or SARs, the amount equal to the Fair Market Value immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or SAR; such amount in either case to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

10.2 Impact of Change of Control on Other Cash-Based Awards. Notwithstanding any other provision of the Plan, the terms of any Other Cash-Based Award may provide in the Award Agreement evidencing the Award that, upon a Change of Control, in the event that the Other Cash-Based Awards are not assumed by the successor corporation or its parent or a subsidiary, (a) a pro rata portion of the Other Cash-Based Awards shall be considered to be earned and payable based on the portion of the Other Cash-Based Award Performance Period completed as of the date of the Change of Control and based on performance to such date, or if performance to such date is not determinable, based on target performance.

10.3 Assumption of Options, SARs, Restricted Stock Awards, Restricted Stock Unit Awards, and Other Stock-Based Awards Upon Change of Control. In the event of a Change of Control, the successor company may assume or substitute for an Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award. For the purposes of this Section 10.3, an Award of Option, SARs, Restricted Stock, RSUs, or Other Stock-Based Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, unless the applicable Award Agreement expressly provides that the provisions of this sentence shall not apply to the Award, in the event of an involuntary termination of a Participant’s employment without Cause by such successor company within 24 months of the date of a Change of Control, each Award held by such Participant at the time of the Change of Control shall be accelerated as described in Section 10.1. For the purposes of this Section 10.3, if “Cause” has not been defined in any applicable Award Agreement, “Cause” shall mean (i) an act of fraud or personal dishonesty undertaken by a Participant in connection with the Participant’s responsibilities as an employee that is intended to result in substantial gain or personal enrichment of the Participant at the expense of the Company, (ii) a Participant’s conviction of, or plea of nolo contendere to, a felony, (iii) a Participant’s gross misconduct in connection with the performance or failure of performance of a material component of the Participant’s responsibilities as an employee that is materially injurious to the Company, or (iv) a Participant’s continued substantial violations of his or her employment duties after the Participant has received a written demand for performance from the Company which specifically sets forth the factual basis for the Company’s belief that the Participant has not substantially performed such duties.

10.4 Deferrals. The Committee may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee.

10.5 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or service at any time, with or without cause, subject to compliance with local law. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a Termination of Service.

10.6 Cancellation and Rescission of Awards. The following provisions of this Section 10.6 shall apply to Awards granted to individuals who are, were or become Section 16 Persons. The Committee or the Board may cancel, rescind, forfeit, suspend or otherwise limit or restrict any unexpired Award at any time if the Section 16 Person engages in “Detrimental Activity” (as defined below). Furthermore, in the event a Section 16 Person engages in Detrimental Activity at any time prior to or during the six months after any exercise of an Award, lapse of a restriction under an Award or delivery of Common Stock pursuant to an Award, such exercise, lapse or delivery may be rescinded until the later of (i) two years after such exercise, lapse or delivery or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Section 16 Person to (i) deliver and transfer to the Company the shares of Stock received by the Section 16 Person upon such exercise, lapse or delivery, (ii) pay to the Company an amount equal to any realized gain received by the Section 16 Person from such exercise, lapse or delivery, (iii) pay to the Company an amount equal to the market price (as of the exercise, lapse or delivery date) of the Stock acquired upon such exercise, lapse or delivery minus the respective price paid upon exercise, lapse or delivery, if applicable or (iv) pay the Company an amount equal to any cash awarded with respect to an Award. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Section 16 Person by the Company. As used in this Section 10.6, “Detrimental Activity” shall include: (i) the failure to comply with any term set forth in the Company’s Employment Agreement; (ii) any activity that results in termination of the Section 16 Officer’s employment for Cause; or (iii) the Section 16 Person being convicted of, or entering a guilty plea with respect to a crime connected with the Company.

10.7 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

10.8 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

10.9 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.10 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights or to the limited extent provided in this Section 10.10. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, if the Committee so permits, transfer an Award by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

10.11 No Rights as Stockholder. Except to the limited extent provided in Sections 7.4 and 7.5, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 11

AMENDMENT, TERMINATION, AND DURATION

11.1 Amendment, Suspension, or Termination. The Board may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Duration of the Plan. The Plan shall be effective as of August 1, 2008, and, subject to Section 11.1, shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after August 1, 2018.

SECTION 12

TAX WITHHOLDING

12.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, national, foreign, state, and local taxes (including the Participant’s FICA, income tax, national insurance, social insurance, payment on account, payroll taxes or other tax-related withholding or similar insurance or tax obligations) required to be withheld with respect to such Award (or exercise thereof).

12.2 Withholding Arrangements. The Committee, pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy his or her Tax Obligations, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld or remitted. The amount of the Tax Obligations shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld or remitted, or (c) by any other procedures set forth in the applicable Award Agreement.

SECTION 13

LEGAL CONSTRUCTION

13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

13.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

13.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.

13.5 Code Section 409A. Unless otherwise specifically determined by the Committee, the Committee shall comply with Code Section 409A in establishing the rules and procedures applicable to deferrals in accordance with Section 10.4 and taking or permitting such other actions under the terms of the Plan that otherwise would result in a deferral of compensation subject to Code Section 409A.

13.6 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (with the exception of its conflict of laws provisions).

13.7 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.